Exhibit 99.1

     Possis Medical, Inc. Reports EPS of $0.10 for First Quarter,
            25% Ahead of Prior-Year Period; First Quarter
               Revenue Up 23% Versus Prior-Year Period

    MINNEAPOLIS--(BUSINESS WIRE)--Nov. 18, 2003--Possis Medical, Inc. (Nasdaq:POSS), today reported sales of $15.6 million for the fiscal quarter ended October 31, 2003, up 23 percent from the year-ago period. U.S. AngioJet(R) Rheolytic(TM) Thrombectomy System sales in the current quarter were $15.3 million, up 23 percent from the year-ago period. Net income per diluted share for the first quarter was $0.10 versus $0.08 in the prior-year period. The Company's cash and cash equivalents, and marketable securities position improved to $33.6 million at the end of the first quarter compared to $31.9 million at the end of the fiscal 2003 fourth quarter.
    Robert G. Dutcher, CEO of Possis Medical, Inc. said, "I am pleased to announce a twenty-five percent year-over-year increase in our earnings per share, driven by continuing strong revenue growth. In September 2003, we introduced the new AngioJet AVX(TM) catheter into our most mature market, for av access grafts, and it is meeting with excellent customer response. In October 2003, the Company released its XMI(R) rapid exchange catheter (XMI RX) in a limited beta site test for peripheral arterial use in the U.S. This new product launch will put our proven XMI technology into a configuration preferred by many physicians, increasing our utility and acceptance in the interventional lab. We are encouraged by these and other initiatives that should deliver strong earnings growth in fiscal 2004."
    The gross margin rate was 76 percent in the first quarter, compared to 73 percent a year ago, with higher volumes and an increase in the XMI and XVG(R) catheters within the product mix accounting for most of the improvement. The Company sold 50 U.S. drive units in the fiscal 2004 first quarter, versus 46 in the prior-year period. The average catheter utilization rate per installed drive unit, a measure of recurring usage, was 10.2 in the fiscal 2004 first quarter, compared to 10.5 in the prior-year period.
    Selling, general and administrative expenses (SG&A) increased 16 percent compared to the year-ago period. The increases are due mainly to the expansion of the sales force, marketing trials, outside services and sales convention and meeting expenses. SG&A as a percent of revenue in the fiscal 2004 first quarter declined to 43 percent from 45 percent for the year-ago period. First quarter R&D expense increased by approximately $1.0 million compared to the prior-year period, largely due to the timing of expenses incurred for various R&D projects including the new drive unit, rapid exchange catheter and the Company's regulatory strategy for its distal occlusion products.
    Looking ahead to the remainder of fiscal 2004, the Company expects revenues in the estimated range of $70-$73 million, with full-year gross margins in the mid-seventies, as a percent-of-sales. The Company expects net income per diluted share to be in the range of $0.54 to $0.62. The Company anticipates second quarter revenue to be approximately $17.0 million and net income in the range of $0.10 to $0.12 per diluted share. The quarterly revenue progression should build steadily through the year from a low in the first quarter, with the profile being affected by the timing of the rapid exchange catheter introduction. The quarterly earnings progression will depend on the timing of various R&D expenses including clinical trials.
    The Company will host a conference call on Wednesday, November 19th, 2003 at 9:30 am Central Time. Bob Dutcher, Chairman & CEO, and Eapen Chacko, CFO, will discuss the first quarter operating results, as well as updating the Company's regulatory initiatives.
    To join the conference call, dial 888-928-9525 (international - 630-395-0067) by 9:25 am, and give the password "First Quarter" and leader "Bob Dutcher."
    A webcast of the conference call can be accessed through www.possis.com, under the Investors tab. The webcast can also be accessed through www.fulldisclosure.com, for individual investors. Institutional investors can access the webcast through a password-protected site at www.streetevents.com. An archived webcast will be available for thirty days.
    A replay of the conference call will be available from Noon Central Time on November 19th through Friday, November 21st at 5:00 pm Central Time. Dial toll-free 1-888-603-6972 (international - 1-773-756-4631).
    Possis Medical Inc. develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for blood clot removal from coronary arteries, leg arteries, coronary bypass grafts and AV dialysis access grafts.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future revenues, gross margins, expense levels, and after-tax diluted earnings per share for upcoming quarters and for the current fiscal year. These statements are based on our current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Examples of these risks and uncertainties include the magnitude and timing of expenditures related to clinical trials and registries, market acceptance of the Company's rapid exchange catheter, the timing of U.S. FDA coronary labeling and CE mark approval for the rapid exchange catheter, the ability of the Company to manage product line changeovers, and the Company's ability to design, manufacture and obtain approval for new products in the future. A discussion of these and other factors that could impact the Company's future results are set forth in the cautionary statements included in Exhibit 99 to the Company's Form 10-K for the year ended July 31, 2003, filed with the Securities and Exchange Commission.


                 POSSIS MEDICAL, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                              (UNAUDITED)


                                              For Three Months Ended
                                           Oct. 31, 2003 Oct. 31, 2002
                                           ------------- -------------
Product sales............................... $15,602,288  $12,681,903
Cost of sales and other expenses:
         Cost of medical products...........   3,819,231    3,388,698
         Selling, general and administrative   6,714,550    5,767,702
         Research and development...........   2,127,243    1,152,196
                                             ------------ ------------
           Total cost of sales and other
            expenses........................  12,661,024   10,308,596
                                             ------------ ------------
Operating income............................   2,941,264    2,373,307
Interest income.............................     160,352       66,347
Loss on sale of securities..................     (18,517)          --
                                             ------------ ------------
Income before income taxes..................   3,083,099    2,439,654
Provision for income taxes..................   1,156,000      915,000
                                             ------------ ------------
Net income..................................   1,927,099    1,524,654

Other comprehensive income, net of tax
     Unrealized gains on securities.........      69,000           --
                                             ------------ ------------

Comprehensive income........................  $1,996,099   $1,524,654
                                             ============ ============

Net income per common share:
         Basic..............................       $0.11        $0.09
                                             ============ ============
         Diluted............................       $0.10        $0.08
                                             ============ ============
Weighted average number of common shares
    assumed outstanding:
         Basic..............................  17,777,727   17,278,291
         Diluted............................  19,085,281   18,285,859



AngioJet Key Business Indicators

----------------------------------------------------------------------
                               Q1-03   Q2-03   Q3-03   Q4-03   Q1-04
----------------------------------------------------------------------
U.S. AngioJet Revenue -
 $(000)                       $12,399 $14,082 $14,307 $15,424 $15,310
----------------------------------------------------------------------
U.S. Drive Units Sold              46      59      41      47      50
----------------------------------------------------------------------
U.S. Drive Units in the Field     909     953   1,022   1,062   1,108
----------------------------------------------------------------------
U.S. Catheter Utilization        10.5    10.9    10.4    10.9    10.2
----------------------------------------------------------------------
Gross Margin %                    73%     73%     76%     77%     76%
----------------------------------------------------------------------
EPS Diluted - Pretax            $0.13   $0.18   $0.15   $0.17   $0.16
----------------------------------------------------------------------
EPS Diluted - Tax (Provision)
 Benefit                       ($0.05) ($0.07) ($0.05)  $0.41  ($0.06)
----------------------------------------------------------------------
EPS Diluted - After tax         $0.08   $0.11   $0.10   $0.58   $0.10
----------------------------------------------------------------------


                 POSSIS MEDICAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

                                           Oct. 31, 2003 July 31, 2003
                                           ------------- -------------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents..............  $6,220,917   $4,782,942

     Marketable securities..................  27,407,934   27,161,223

     Trade receivables (less allowance for
      doubtful accounts and returns of
      $472,000 and $507,000, respectively)..   7,965,373    7,966,394
     Inventories............................   4,242,222    4,165,253
     Prepaid expenses and other assets......     432,939      729,936
     Deferred tax asset.....................     806,000      806,000
                                             ------------ ------------
          Total current assets..............  47,075,385   45,611,748

PROPERTY AND EQUIPMENT, net.................   3,470,356    3,055,335

DEFERRED TAX ASSET..........................  17,924,970   19,098,000
                                             ------------ ------------

TOTAL ASSETS................................ $68,470,711  $67,765,083
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Trade accounts payable.................  $1,890,720   $1,585,776
     Accrued salaries, wages, and
      commissions...........................   1,703,185    2,777,189
     Other liabilities......................   2,632,336    2,367,645
                                             ------------ ------------
          Total current liabilities.........   6,226,241    6,730,610

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
     Common stock-authorized, 100,000,000
      shares of $0.40 par value each; issued
      and outstanding, 17,768,710 and
      17,757,531 shares, respectively.......   7,107,484    7,103,013
     Additional paid-in capital.............  82,943,923   83,743,496
     Unearned compensation..................      (6,000)     (15,000)
     Accumulated other comprehensive loss...     (31,000)    (100,000)
     Retained deficit....................... (27,769,937) (29,697,036)
                                             ------------ ------------
          Total shareholders' equity........  62,244,470   61,034,473
                                             ------------ ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.. $68,470,711  $67,765,083
                                             ============ ============


    CONTACT: Possis Medical, Inc., Minneapolis
             Eapen Chacko, 763-717-1157
             eapen.chacko@possis.com